UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.             )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12

Nuveen Intermediate Duration Municipal Term Fund
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Subject: Regarding Nuveen Intermediate Duration Municipal Term Fund (NID)

Dear Shareholder,

We need your help so please vote now! At this time, we have no voting instruction for your Nuveen Intermediate Duration Municipal Term Fund shares, and the deadline to cast your vote is quickly approaching. The Board unanimously recommends a vote in favor of the proposal, which is described in detail in the attached proxy statement.

This is a very important business matter, so we encourage you as a shareholder to participate in your Fund’s governance by returning your vote as soon as possible. If shareholders fail to cast their votes and the necessary vote requirement is not met, your Fund may be unable to hold its meeting and will require additional solicitation to obtain sufficient shareholder participation.

We would be happy to assist by answering any questions about the proposal, and by recording a vote over the phone. Voting by phone is a quick way to participate, ensuring that enough votes are received to convene the meeting and avoid an adjournment.

PLEASE VOTE NOW BY CALLING

Number: 1-866-456-7052

Hours: Weekdays - 9:00am until 11:00pm and Saturdays - Noon to 6:00pm ET

Reference Number: <<GS Number>>

The shareholder meeting is scheduled to be held on Wednesday, October 12, 2022, so call us now to ensure that your vote is recorded!

Best regards,

<<Supervisor>>

<<GS Number>>

Computershare

1-866-456-7052

211 Quality Circle, Ste. 210

College Station, TX 77845

www.cfs.computershare.com

| CERTAINTY | INGENUITY | ADVANTAGE |

If you do not wish to receive any further commercial email, please reply to this email with ‘UNSUBSCRIBE’, or write to:

Computershare

211 Quality Circle, Ste. 210

College Station, TX 77845

Confidential (C)